EXHIBIT 5.1


                   McGUIRE, CRADDOCK, STROTHER & HALE, P.C.
                           ATTORNEYS AND COUNSELORS
                              3550 LINCOLN PLAZA
                                 500 N. AKARD
                             DALLAS, TEXAS 75201

                                                   TELEPHONE (214) 954-6800
                                                   TELECOPIER (214) 954-6868

                                July 12, 2000

 Hallmark Financial Services, Inc.
 14651 Dallas Parkway
 Suite 900
 Dallas, Texas  75240

      RE:  Registration Statement on Form S-8

 Dear Gentlemen:

      We have acted as counsel for Hallmark Financial Services, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 under the Securities Act of 1933 relating to an aggregate of 3,375,000 shares (the "Shares") of the Company's common stock, $0.03 par value per share, issuable under the Hallmark Financial Services, Inc. 1991 Key Employee Stock Option Plan, the Hallmark Financial Services, Inc. 1994 Key Employee Long Term Incentive Plan and the Hallmark Financial Services, Inc. 1994 Non-Employee Director Stock Option Plan (collectively, the "Plans").

      In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purposes hereof. Based on the foregoing, we are of the opinion that, when issued in accordance with the Plans, the Shares will be duly authorized and validly issued.

      This opinion is solely for the benefit of the Company in connection with the Registration Statement and may not be relied upon by any other person, furnished to any other person, quoted, filed or otherwise used without the express written consent of this firm. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    MCGUIRE, CRADDOCK, STROTHER & HALE, P.C.



                               By:
                                    Steven D. Davidson, Director